Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

CLAIRE’S INC.

(the “Corporation”)

* * * * *

ARTICLE 1

OFFICES

Section 1.01. Registered Office. The registered office of the Corporation shall be as set forth in the Certificate of Incorporation.

Section 1.02. Other Offices. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, or by means of remote communication, on such date and time as may be determined from time to time by the Board of Directors.

Section 2.02. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings. Special meetings of the stockholders for any purpose shall be called only by the Board of Directors acting pursuant to a resolution adopted by the Board of Directors.

Section 2.04. Adjournments. The Board of Directors or the chair of the meeting may adjourn any meeting of stockholders (whether or not there is quorum) to another time and the same or some other place, and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, are announced at the meeting at which such adjournment is taken. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of a majority in voting power of the shares of the

Corporation which are present in person or by proxy and entitled to vote thereon, adjourn the meeting from time to time until a quorum shall attend. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.05. Notice of Meetings; Waivers of Notice. (a) Notice of the place, if any, date and hour of the meeting, the means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than 10 days nor more than 60 days before the meeting, unless otherwise provided by the General Corporation Law of the State of Delaware (the “DGCL”), the Certificate of Incorporation or these By-Laws, to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose for which the meeting has been called, and business transacted at such meetings shall be limited to the purpose stated in the notice. Notice may be given personally, by mail, or to the extent and in the manner permitted by applicable law, electronically. Any previously scheduled meeting of stockholders may be postponed, rescheduled or canceled by the Board of Directors.

(b) A written waiver of any such notice signed by the stockholder entitled thereto, or a waiver by electronic transmission by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder who waived notice of the meeting shall be bound by the proceedings of the meeting in all respects.

Section 2.06. Quorum. Unless otherwise provided under the Certificate of Incorporation or these By-Laws and subject to the DGCL, the presence, in person or by proxy, of a majority of the voting power of the outstanding securities of the Corporation entitled to vote at the meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of stockholders, the chair of the meeting or a majority of the voting power present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified

Section 2.07. Voting; Proxies. (a) General. Unless otherwise provided in the Certificate of Incorporation and subject to the DGCL, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Shares of the Corporation’s capital stock shall neither be entitled to vote nor counted for quorum purposes if such shares belong to (i) the Corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation or (iii) any other entity, if a majority of the voting power of such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

(b) Election of Directors. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, a nominee for director shall be elected to the Board of Directors if the nominee receives a majority of the votes cast with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees for director exceeds the number of directors to be elected (a “contested election”), the directors shall be elected by the vote of a plurality of the votes of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2.07(b), a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election (with abstentions and broker non-votes not being counted as votes cast). If an incumbent director nominee fails to receive a majority of the votes cast in an election that is not a contested election, the director shall immediately tender his or her resignation to the Board of Directors. The nominating and governance committee of the Board of Directors, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation within 90 days following certification of the election results. If the Board of Directors accepts a director’s resignation pursuant to this Section 2.07(b), or if a nominee for director is not elected and the nominee is not an incumbent director, the remaining members of the Board of Directors may fill the resulting vacancy pursuant to Section 4.02 of these By-Laws or may decrease the size of the Board of Directors pursuant to Section 3.02.

(c) Other Matters. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, all matters, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

(d) Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy as may be permitted by law. No proxy shall be voted after three years from its date, unless said proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Section 2.08. Organization. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At each meeting of stockholders, the Chair of the Board of Directors or in his or her absence or inability to act, the director designated by the Board of Directors, the Chair of the Board or by the vote of the majority of the directors present at such meeting, shall act as chair of the meeting. The Secretary (or in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chair of the meeting.

Section 2.10. Nomination of Directors and Proposal of Other Business. At a meeting of stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting.

(a) Annual Meetings of Stockholders. (i) Nominations or the proposal of other business at an annual meeting of stockholders must be made only (A) as specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, (C) otherwise properly brought before the meeting by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (ii) of this Section 2.10(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(a) or (D) pursuant to Section 2.11 of these By-Laws, and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (i)(C) of paragraph (i) of this Section 2.10(a), the stockholder must have given timely notice thereof (including, in the case of nominations, those questionnaires required of the Corporation’s directors) in proper written form to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Certificate of Incorporation) are first publicly traded, be deemed to have occurred on                     of the preceding calendar year); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 90 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the later of (A) the 90th day prior to the date of such annual meeting or (B) the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. To be considered timely, any stockholder notices or other information required to be submitted pursuant to this Section 2.10 must be received by the Corporation before the close of business at the principal executive offices of the Corporation. In no event shall any adjournment or postponement of any meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) may nominate for election shall not exceed the number of directors to be elected at the annual meeting.

Notwithstanding anything in the first sentence of the preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors and there is no notice or public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 2.10(a)(ii) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the 10th day following the day on which such notice or public disclosure of such increase was made by the Corporation.

A stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a notice under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(iii) To be in proper written form, a stockholder’s notice delivered to the Secretary under Section 2.10(a)(ii) must set forth the following:

(A) with respect to a nomination: (1) the name, age, business and residence address of each nominee proposed in such notice; (2) the principal occupation or employment of each nominee; (3) the class or series and number of shares of capital stock of the Corporation which are owned of record and beneficially by each nominee; (4) all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended (together with the rules and regulations promulgated thereunder), the “Exchange Act”); (5) a written questionnaire with respect to the background and qualification of each nominee (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement by each such nominee acknowledging that such nominee consents to serving as a director if elected for the full term for which such nominee is standing for election; (6) represents that each nominee will agree to comply with the policies and guidelines applicable to all directors on the Board of Directors (which shall be provided by the Secretary upon request);

and (7) provides (a) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that each nominee has with any other person or entity other than the Corporation including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”) and (b) any agreement, arrangement, or understanding with, or any commitment or assurance to, any person or entity as to how each nominee, if elected, will vote on any issue or question (a “Voting Commitment”) or any Voting Commitment that could limit or interfere with each such nominee’s ability to comply, if elected, as a director of the Corporation, with each such nominee’s fiduciary duties under applicable law;

(B) with respect to all business other than director nominations, as to each matter being proposed to be brought before the annual meeting: (1) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment); (2) the reasons for conducting such business; and (3) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business by such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(C) with respect to the stockholder making the nomination or the proposal of other business: (1) name and address of the stockholder as they appear on the Corporation’s books and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is being made; (2) the class or series and number of shares of the Corporation which are owned by the stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination or proposal of other business is being made, together with proof of ownership similar to that required under Rule 14a-8 of the Exchange Act; (3) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares, or any other instruments with exercise, conversion or settlement related to the shares of the Corporation, with a value derived from the value of the shares of the

Corporation or designed to produce economic benefits and risks that correspond substantially to the ownership of shares of the Corporation) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create, hedge or mitigate the economic effect, loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, beneficial owner or any nominee with respect to the Corporation’s securities; (4) a description of any agreement, arrangement or understanding between or among such stockholder, the beneficial owner, if any, and any of their affiliates or associates, and any other person or persons (including their names) acting in concert in connection with the nomination or proposal of other business, including any anticipated benefit to such person or persons therefrom and with respect to the right to vote any class or series of stock of the Corporation; (5) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the nomination or proposal of business is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the nomination or proposal of business and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (6) any significant equity interests or any derivative instruments or short interests held by such stockholder, the beneficial owner, if any, or any nominee with respect to shares of stock of any principal competitor of the Corporation, or any direct or indirect interest in any contract with the Corporation or ay principal competitor of the Corporation; (7) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and (8) a representation as to whether such stockholder intends or is part of a group that intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such nomination or proposal of other business; and

(D) With respect to a nomination, the Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. As to the proposal of other business, the Corporation may require such other information relating to such proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action. Any update or supplement shall be delivered to the Secretary at the principal executive officers no later than five business days after the request by the Corporation for subsequent information has been delivered to the stockholder making the nomination or proposal.

(b) Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b). For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.10(b), the stockholder must have given timely notice thereof (including, in the case of nominations, those questionnaires required of the Corporation’s directors) in proper written form to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation (A) not earlier than the 120th day prior to the date of the special meeting and not later than the later of the 90th day prior to the date of such special meeting or, (B) if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period (or extent any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) may nominate for election shall not exceed the number of directors to be elected at the special meeting.

In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight days prior to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 days prior to the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a notice under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders. A stockholder’s notice to the Secretary must comply with the notice requirements of Section 2.10(a)(iii).

(c) General. (i) No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 2.10.

(ii) Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder does not provide the information required under this Section 2.10(a)(iii) to the Corporation, including the updated information, or the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) Without limiting the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.10; provided, however, that any references in these By-Laws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10, and compliance with paragraphs Section 2.10(a)(i)(C) and (b) of this Section 2.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.10(c)(iii)).

(iv) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.10 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation only pursuant to and in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

(v) Notwithstanding anything to the contrary contained in this Section 2.10(c), the Board of Directors may, in its discretion, waive any of the provisions of this Section 2.10(c).

(vi) Nothing in this Section 2.10 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.11. Nominations of Directors Included in Corporation’s Proxy Materials.

(a) Subject to the provisions of this Section 2.11, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders (but not at any special meeting of stockholders): (i) the names of any person or persons nominated for election (each, a “Stockholder Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Stockholder (as defined below) or group of up to 20 Eligible Stockholders that, as determined by the Board of Directors, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 2.11 (such Eligible Stockholder or group of Eligible Stockholders being a “Nominating Stockholder”); (ii) disclosure about each Stockholder Nominee and the Nominating Stockholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement; (iii) any statement included by the Nominating Stockholder in the Nomination Notice for inclusion in the proxy statement in support of each Stockholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.11(e)(ii), provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”)); and (iv) any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Stockholder Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section 2.11 and any solicitation materials or related information with respect to a Stockholder Nominee.

For purposes of this Section 2.11, any determination to be made by the Board of Directors may also be made by a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Stockholder, any Nominating Stockholder, any Stockholder Nominee and any other person so long as made in good faith (without any further requirements). The person presiding at any annual meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Stockholder Nominee has been nominated in accordance with the requirements of this Section 2.11 and, if not so nominated, shall direct and declare at the meeting that such Stockholder Nominee shall not be considered.

(b) (i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Stockholder Nominees than that number of directors constituting the greater of (A) two or (B) 20% of the total number of directors of the Corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 2.11 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by: (1) each Stockholder Nominee whose nomination is withdrawn by the Nominating Stockholder or who becomes unwilling to serve on the Board of Directors; (2) each Stockholder Nominee who ceases to satisfy, or Nominating Stockholders that cease to satisfy, the eligibility requirements in this Section 2.11, as determined by the Board of Directors; (3) each Stockholder Nominee who the Board of Directors itself decides to nominate for election at such annual meeting; and (4) the number of incumbent directors who had been Stockholder Nominees at either of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 2.11(d) but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) If the number of Stockholder Nominees pursuant to this Section 2.11 for any annual meeting of stockholders exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Stockholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation’s common stock that each Nominating Stockholder disclosed as owned in its Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Stockholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 2.11(d), a Nominating Stockholder or a Stockholder Nominee ceases to satisfy the eligibility requirements in this Section 2.11, as determined by the Board of Directors, a Nominating Stockholder withdraws its nomination or a Stockholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the Corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Stockholder Nominee or any successor or replacement Stockholder Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (B) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of stockholders. Any Nominating Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.11 shall rank such Stockholder Nominees based on the order in which the Nominating Stockholder desires such Stockholder Nominees be selected for inclusion in the Corporation’s proxy materials.

(c) (i) An “Eligible Stockholder” is a person who has either (A) been a record holder of the shares of common stock of the Corporation used to satisfy the eligibility requirements in this Section 2.11(c) continuously for the three-year period specified in subsection (c)(ii) of this Section 2.11 below or (B) provides to the Secretary of the Corporation, within the time period referred to in Section 2.11(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines acceptable.

(ii) An Eligible Stockholder or group of up to 20 Eligible Stockholders may submit a nomination in accordance with this Section 2.11 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of stockholders. The following shall be treated as one Eligible Stockholder if such Eligible Stockholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors that demonstrates compliance with the following criteria: (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer; or (C) a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder, any and all requirements and obligations for a given Eligible Stockholder or, except as the context otherwise makes clear, the Nominating Stockholder that are set forth in this Section 2.11, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Stockholders constituting the Nominating Stockholder. Should any Eligible Stockholder cease to satisfy the eligibility requirements in this Section 2.11, as determined by the Board of Directors, or withdraw from a group of Eligible Stockholders constituting a Nominating Stockholder at any time prior to the annual meeting of stockholders, the Nominating Stockholder shall be deemed to own only the shares held by the remaining Eligible Stockholders. As used in this Section 2.11, any reference to a “group” or “group of Eligible Stockholders” refers to any Nominating Stockholder that consists of more than one Eligible Stockholder and to all the Eligible Stockholders that make up such Nominating Stockholder.

(iii) The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(iv) For purposes of this Section 2.11, an Eligible Stockholder “owns” only those outstanding shares of the Corporation’s common stock as to which such Eligible Stockholder possesses both (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (w) purchased or sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed, (x) sold short by such Eligible Stockholder, (y) borrowed by such Eligible Stockholder or any of its affiliates for any purpose or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (a) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (b) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or any of its affiliates. An Eligible Stockholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Stockholder. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder has loaned such shares; provided that the Eligible Stockholder has the power to recall such loaned shares on not more than five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 2.11(c)(iv), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(v) No Eligible Stockholder shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any Eligible Stockholder appears as a member of more than one group, such Eligible Stockholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(d) To nominate a Stockholder Nominee pursuant to this Section 2.11, the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders) must deliver either by personal delivery or by certified mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation all of the following information and documents in a form that the Board of Directors or its designee determines acceptable (collectively, the “Nomination Notice”), not less than 120 days nor more than 150 days prior to the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before and concludes 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), then to be timely the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed (in no event shall the adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice):

(i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Stockholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Nominating Stockholder’s continuous ownership of the Minimum Number of shares through the record date;

(ii) an agreement to hold the Minimum Number of shares through the annual meeting of stockholders and to provide immediate notice if the Nominating Stockholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting of stockholders;

(iii) a Schedule 14N (or any successor form) relating to each Stockholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Stockholder, as applicable, in accordance with Securities and Exchange Commission rules;

(iv) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a Stockholder Nominee and to serving as a director if elected;

(v) a written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Stockholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, for the avoidance of doubt, each group member in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders): (A) the information required with respect to the nomination of directors pursuant to Section 2.10 of these By-Laws; (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Stockholder acquired the securities of the Corporation in the ordinary course of business and did not acquire, and is not holding, securities of the Corporation for the purpose or with the intent of influencing or changing control of the Corporation; (D) a representation and warranty that the Nominating Stockholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Stockholder’s Stockholder Nominee(s); (E) a representation and warranty that the Nominating Stockholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Stockholder Nominee(s) or any nominee of the Board of Directors; (F) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Stockholder Nominee at the annual meeting; (G) a representation and warranty that each Stockholder Nominee’s candidacy or, if elected, membership on the Board of Directors would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (H) a representation and warranty that each Stockholder Nominee: (a) does not have any direct or indirect relationship with the Corporation that would cause the Stockholder Nominee to be deemed not independent and the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded; (b) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Corporation’s shares of common stock are traded; (c) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (d) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Stockholder Nominee; and (e) meets the director qualifications set forth in the Corporation’s Corporate Governance Guidelines; (I) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.11(c); (J) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section 2.11(c) through the date of the annual meeting; (K) details of any position of a Stockholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (L) if desired, a Supporting Statement; and (M) in the case of a nomination by a Nominating Stockholder comprised of a group, the designation by all Eligible Stockholders in such group of one Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder with respect to matters relating to the nomination, including withdrawal of the nomination;

(vi) an executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Stockholder (including in the case of a group, each Eligible Stockholder in that group) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Stockholder Nominee with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder or any of its Stockholder Nominees with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice; (D) to indemnify and hold harmless (jointly with all other Eligible Stockholders, in the case of a group of Eligible Stockholders) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder or any of its Stockholder Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 2.11; (E) in the event that any information included in the Nomination Notice or any other communication by the Nominating Stockholder (including with respect to any Eligible Stockholder included in a group) with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and (F) in the event that the Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.11(c), to promptly notify the Corporation; and

(vii) an executed agreement, in a form deemed satisfactory by the Board of Directors, by each Stockholder Nominee: (A) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director nominee questionnaire, as the Board of Directors may reasonably request; (B) at the reasonable request of the Corporate Governance and Nominating Committee, to meet with such committee to discuss matters relating to the nomination of such Stockholder Nominee to the Board of Directors, including the information provided by such Stockholder Nominee to the Corporation in connection with his or her nomination and such Stockholder Nominee’s eligibility to serve as a member of the Board of Directors; (C) that such Stockholder Nominee has read and agrees, if elected, to adhere to the Corporation’s Corporate Governance Guidelines, code of conduct, Related Person Transaction Policy and any other policies and guidelines of the Corporation applicable to directors; and (D) that such Stockholder Nominee is not and will not become a party to (1) any Third-Party Compensation Arrangement in connection with his or her nomination or candidacy as a director of the Corporation that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice, (2) any Third-Party Compensation Arrangement in connection with his or her service or action as a director of the Corporation, (3) any Voting Commitment that has not been fully disclosed to the Corporation prior to or concurrently with the Nominating Stockholder’s submission of the Nomination Notice or (4) any Voting Commitment that could limit or interfere with such Stockholder Nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 2.11(d) to be provided by the Nominating Stockholder shall be (A) provided with respect to and executed by each Eligible Stockholder in the group in the case of a Nominating Stockholder comprised of a group of Eligible Stockholders; and (B) provided with respect to the persons specified in Instructions 1 and 2 to Item 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Stockholder that is an entity and (y) in the case of a Nominating Stockholder that is a group that includes one or more Eligible Stockholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 2.11(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to and received by the Secretary of the Corporation.

(e) (i) Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit from its proxy statement any Stockholder Nominee and any information concerning such Stockholder Nominee (including a Nominating Stockholder’s Supporting Statement) and no vote on such Stockholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Stockholder Nominee, if (A) the Corporation receives a notice pursuant to the advance notice requirements set forth in Section 2.10 of these By-Laws that a stockholder intends to nominate a candidate for director at the annual meeting, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation, (B) the Nominating Stockholder (or, in the case of a Nominating Stockholder consisting of a group of Eligible Stockholders, the Eligible Stockholder that is authorized to act on behalf of the Nominating Stockholder), or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted pursuant to this Section 2.11, the Nominating Stockholder withdraws its nomination or the person presiding at the annual meeting declares that such nomination was not made in accordance with the procedures prescribed by this Section 2.11 and shall therefore be disregarded; (C) the Board of Directors determines that such Stockholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-Laws or the Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (D) such Stockholder Nominee was nominated for election to the Board of Directors pursuant to this Section 2.11 at one of the Corporation’s two preceding annual meetings of stockholders and withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of common stock cast for; (E) such Stockholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or (F) the Corporation is notified, or the Board of Directors determines, that the Nominating Stockholder or such Stockholder Nominee has failed to continue to satisfy the eligibility requirements described in Section 2.11(c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), such Stockholder Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Stockholder or such Stockholder Nominee under this Section 2.11.

(ii) Notwithstanding anything to the contrary contained in this Section 2.11, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Stockholder Nominee included in the Nomination Notice, if the Board of Directors determines that (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation; or (D) the inclusion of such information in the proxy statement would impose a material risk of liability upon the Corporation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

ARTICLE 3

DIRECTORS

Section 3.01. General Powers. Except as otherwise provided in the DGCL or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number; Term Of Office. The Board of Directors shall consist of not less than five nor more than 15 directors, with the exact number of directors to be determined from time to time solely by resolution adopted by the Board. Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these By-Laws require a greater number, a majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place and at such time as may be determined from time to time by the Board of Directors (or the Chair of the Board of Directors in the absence of a determination by the Board of Directors).

Section 3.05. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors.

Section 3.06. Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or the Chief Executive Officer and shall be called by the Chair of the Board of Directors, Chief Executive Officer or the Secretary, on the written request of two or more directors. Notice of special meetings of the Board of Directors shall be given to each director at least 24 hours before the time of the meeting in such manner as is determined by the Board of Directors. The notice need not state the purpose of the special meeting, and unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.07. Notices; Waiver of Notice. Whenever notice is required to be given to any director, such notice shall be deemed given effectively if given in person or by telephone, mail, facsimile, e-mail, or by other means of electronic transmission. A waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 3.08. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election and removal of directors) expressly required by the DGCL to be submitted to the stockholders for approval or (b) adopting, amending or repealing any By-law of the Corporation. Unless the Board of Directors provide otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.09. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After such action is taken, the writing or writings or electronic transmission or transmissions, shall be filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4

OFFICERS

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a Chief Executive Officer, and may include a President, a Chief Financial Officer, one or more Vice Presidents, a Treasurer and a Secretary. The Corporation may also have such other principal officers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices.

Section 4.02. Appointment, Term of Office and Remuneration. The principal officers of the Corporation shall be appointed by the Board of Directors in the manner determined by the Board of Directors. Each such officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more Assistant Treasurers and Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.05. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors or these By-Laws.

ARTICLE 5

CAPITAL STOCK

Section 5.01. Certificates for Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares or a combination of certificated and uncertificated shares. Any such resolution that shares of a class or series will only be uncertificated shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise required by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers, which shall include, without limitation, the Chair of the Board of Directors, the Vice Chair of the Board of Directors, the Chief Executive Officer, the President any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A Corporation shall not have power to issue a certificate in bearer form.

Section 5.02. Transfer of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.02. Dividends. Subject to limitations contained in the DGCL and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.03. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.04. Voting of Securities Owned by the Corporation. Unless otherwise provided by resolution adopted by the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President (if any) or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in any manner permitted under applicable law, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 6.04 which may be delegated to an attorney or agent may also be exercised directly by the Chair of the Board, the Chief Executive Officer, the President (if any) or the Vice President.

Section 6.05. Indemnification and Advancement of Expenses. The Corporation shall, to the fullest extent permitted by the DGCL (as it presently exists or may hereafter be amended), indemnify, hold harmless and advance expenses to any person made or threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether criminal, civil, administrative, or investigative (a “Proceeding”), by reason of the fact that such person, or the legal representative of such person, is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, serves or served at the request of the Corporation as a director, officer, employee, agent or manager of any other corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving in such official capacity, against all expense, liability and loss (including attorneys’ and other professionals’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 (“ERISA”) taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors or if the Proceeding is one to enforce such person’s right to indemnification or advancement of expenses hereunder. The Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by an aforementioned person in appearing at, participating in or defending any Proceeding in advance of its final disposition or in connection with a Proceeding brought to establish or enforce a right to indemnification or advancement of expenses, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 6.06. Amendments. These By-Laws or any of them, may be altered, amended or repealed, or new By-Laws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors as provided in the Certificate of Incorporation.

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